Exhibit 10.5

INTERCREDITOR AGREEMENT

among

PROSPECT MEDICAL HOLDINGS, INC.

as the Company

and

CERTAIN SUBSIDIARIES OF THE COMPANY

FROM TIME TO TIME PARTIES HERETO

as Guarantors,

and

ROYAL BANK OF CANADA,

as First Lien Collateral Agent

and

U.S. BANK NATIONAL ASSOCIATION,

as Second Lien Collateral Agent

and

ROYAL BANK OF CANADA,

as Control Agent

Dated as of July 29, 2009

i

ii

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT, is dated as of July 29, 2009, and entered into by and among PROSPECT MEDICAL HOLDINGS, INC., a Delaware corporation (“Holdings” or the “Company”), each of the Subsidiaries of Holdings identified on the signature pages hereof as a Guarantor (such Subsidiaries, the “Guarantors”), ROYAL BANK OF CANADA, in its capacity as administrative agent for the First Lien Obligations (as defined below), including its successors and assigns from time to time (the “First Lien Collateral Agent”), U.S. BANK NATIONAL ASSOCIATION, in its capacity as collateral agent in respect of the Second Lien Obligations (as defined below), including its successors and assigns from time to time (the “Second Lien Collateral Agent”) and ROYAL BANK OF CANADA, in its capacity as Control Agent (as defined below) for the First Lien Collateral Agent and the Second Lien Collateral Agent.  Capitalized terms used herein but not otherwise defined herein have the meanings set forth in Article I below.

RECITALS

WHEREAS, the Company, the lenders party thereto from time to time, and Royal Bank of Canada, as administrative agent, have entered into that certain Credit Agreement dated as of the date hereof providing for a revolving credit facility to the Company (as amended, restated, supplemented, modified or Refinanced from time to time, the “Credit Agreement”);

WHEREAS, the Company, the Guarantors and U.S. Bank National Association, as trustee, have entered into that certain Indenture dated as of the date hereof in respect of the Company’s 2014 Notes (as amended, restated, supplemented, modified or Refinanced from time to time, the “Indenture”);

WHEREAS, (a) the obligations of the Company and the Guarantors under the Credit Agreement and the other First Lien Documents, (b) any Secured Hedge Agreement, and (c) any Secured Cash Management Agreement will be secured, in part, by the Controlled Accounts and the Accounts of the Company and the Guarantors and the proceeds thereof (whether by sale or collection) and the Controlled Accounts pursuant to the terms of the First Lien Collateral Documents;

WHEREAS, the obligations of the Company and the Guarantors under the Indenture and the other Second Lien Documents will be secured, in part, the Accounts of the Company and the Guarantors and the proceeds thereof (whether by sale or collection) and the Controlled Accounts pursuant to the terms of the Second Lien Collateral Documents;

WHEREAS, the First Lien Documents and the Second Lien Documents provide, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the Collateral; and

WHEREAS, in order to induce the First Lien Collateral Agent and the First Lien Claimholders to consent to the incurrence by the Grantors (as defined below) of the Second Lien Obligations and to induce the First Lien Claimholders to extend credit and other financial accommodations to or for the benefit of the Company, or any other Grantor, the Second Lien

Collateral Agent on behalf of the Second Lien Claimholders has agreed to the lien subordination, intercreditor and other provisions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINITIONS

SECTION 1.01               Defined Terms.  As used in the Agreement, the following terms shall have the following meanings:

“2014 Notes” means the Company’s senior secured notes due 2014 issued under the Indenture.

“Accounts” has the meaning ascribed to such term in the UCC, but shall not include Designated Accounts (as defined in the Shared Collateral Agreement).

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” means this Intercreditor Agreement, as amended, restated supplemented or otherwise modified from time to time.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease and (c) all Synthetic Debt of such Person.

“Bankruptcy Code” means title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, New York, New York.

“Capitalized Lease” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person that, at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Cash Management Agreement.

“Collateral” means the assets and property of any Grantor, whether tangible or intangible, constituting both First Lien Collateral and Second Lien Collateral.

“Company” has the meaning set forth in the preamble of this Agreement.

“Control Agent” has the meaning set forth in Section 5.05(a).

“Control Collateral” means any Collateral consisting of any cash and any other Collateral as to which a first priority Lien shall or may be perfected through possession or control by the secured party or any agent therefor.

“Controlled Accounts” means those certain Deposit Accounts of any Grantor subject to Liens under the terms of the First Lien Collateral Documents and the Second Lien Collateral Documents and subject to control or a control agreement in favor of the Control Agent.

“Credit Agreement” has the meaning assigned thereto in the recitals.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Deposit Account” has the meaning ascribed to such term in the UCC.

“DIP Financing” has the meaning set forth in Section 6.01.

“Discharge of First Lien Obligations” means, except to the extent otherwise provided in Section 5.06, (a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for such interest is, or would be, allowed in such Insolvency or Liquidation Proceeding, in which case such interest shall be repaid from funds otherwise possibly available to the Second Lien Claimholders) and premium, if any, on all Indebtedness outstanding under the First Lien Documents and termination of all commitments to lend or otherwise extend credit under the First Lien Documents, (b) payment in full in cash of all other First Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (including legal fees and other expenses, costs or charges accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for such fees, expenses, costs or charges is, or would be, allowed in such Insolvency or Liquidation Proceeding), (c) termination of any Secured Hedge Agreement and the payment in full in cash of all obligations thereunder, (d) termination of any Secured Cash Management Agreement and the payment in full in cash of all obligations thereunder, (e) termination or cash collateralization (in an amount reasonably satisfactory to the First Lien

Collateral Agent not to exceed 105%) of all letters of credit issued under the First Lien Documents, and (f) adequate provision has been made for any contingent or unliquidated First Lien Obligations related to claims, causes of action, or liabilities that have been asserted or threatened against the Lenders or the First Lien Claimholders or that otherwise can be reasonably identified based on the then known facts and circumstances.

“Disposition” has the meaning set forth in Section 5.01(a)(ii).

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting.

“Exercise of Remedies” has the meaning set forth in Section 5.01(a)(i).

“First Lien Claimholders” means, at any relevant time, the holders of First Lien Obligations at such time, including, without limitation, the Lenders and any agent under the Credit Agreement.

“First Lien Collateral” means “Collateral” as defined in the First Lien Security Agreement.

“First Lien Collateral Agent” has the meaning set forth in the preamble hereof.

“First Lien Collateral Documents” means the First Lien Security Agreement and any other agreement, document or instrument pursuant to which a Lien is granted on assets intended to constitute First Lien Collateral which secures any First Lien Obligations or under which rights or remedies with respect to such Liens are governed.

“First Lien Documents” means the Credit Agreement and the Loan Documents (as defined in the Credit Agreement), First Lien Collateral Documents and each of the other agreements, documents and instruments providing for or evidencing any other First Lien Obligation, and any other document or instrument executed or delivered at any time in connection with any First Lien Obligations, including any intercreditor or joinder agreement among holders of First Lien Obligations, to the extent such are effective at the relevant time, as each may be modified from time to time in accordance with their terms.

“First Lien Obligations” means all (a) outstanding “Obligations” as defined in and arising under the Credit Agreement and the other First Lien Documents (it being understood, for avoidance of doubt, that obligations owed to a Hedge Bank and/or a Cash Management Bank that is both a First Lien Claimholder and a Second Lien Claimholder at the time such Secured Hedge Agreement and/or Secured Cash Management Agreement was entered into by the Company shall be considered First Lien Obligations) and (b) any DIP Financing.  “First Lien Obligations” shall include (i) all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) in accordance with the rate specified in the relevant First Lien Document and (ii) all fees, costs and charges incurred in connection with the First Lien Documents and provided for thereunder (including, without limitation, legal fees), in the case of clause (i) and (ii) whether before or after commencement of an Insolvency or Liquidation Proceeding and irrespective of whether any claim for such interest, fees, costs or charges is allowed as a claim in such Insolvency or Liquidation Proceeding.

“First Lien Security Agreement” means that certain First Lien Collateral Agreement in respect of the First Lien Collateral dated the date hereof from the Grantors in favor of the First Lien Collateral Agent, as amended, restated, supplemented or otherwise modified from time to time.

“GAAP” means generally accepted accounting principles in the United States as in effect as of the date hereof and as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Grantors” means the Company and each of the Guarantors that have executed and delivered, or may from time to time hereafter execute and deliver, a First Lien Collateral Document or a Second Lien Collateral Document.

“Guarantee” means, as to any Person, any (a) obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien).  The amount of any

Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” has the meaning set forth in the preamble of this Agreement.

“Hedge Bank” means any Person that, at the time it enters into a Secured Hedge Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Secured Hedge Agreement.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)           all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)           the maximum amount of all direct or contingent obligations of such Person arising under letters of credit, including standby and commercial, solely to the extent that such letters of credit are not fully cash collateralized, bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)           net obligations of such Person under any Swap Contract;

(d)           all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and not past due for more than 90 days after the date on which such trade account was created);

(e)           indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)            all Attributable Indebtedness in respect of Capitalized Leases and Synthetic Lease Obligations of such Person and all Synthetic Debt of such Person;

(g)           all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;

(h)           all Guarantees of such Person in respect of any of the foregoing; and

(i)            all obligations of such Person owing in respect of Medicare and/or Medicaid.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.  The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

“Indenture” has the meaning set forth in the Recitals.

“Insolvency or Liquidation Proceeding” means (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code or any other Debtor Relief Law with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of its respective assets, (c) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors generally or any other marshalling of assets and liabilities of any Grantor.

“Lenders” means the “Lenders” under and as defined in the Credit Agreement.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Operating Lease” means, as to any Person as determined in accordance with GAAP, any lease of property (whether real, personal or mixed) by such Person as lessee which is not a Capital Lease.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“PMG” means Prospect Medical Group, Inc., a California professional corporation.

“PMG Parties” means PMG, each direct or indirect Subsidiary of PMG and each future direct or indirect subsidiary of PMG.

“Recovery” has the meaning set forth in Section 6.05.

“Refinance” means, in respect of any indebtedness, to refinance, replace or repay, or to issue other indebtedness, in exchange or replacement for, such indebtedness.  “Refinanced” and “Refinancing” shall have correlative meanings.

“Requisite Claimholders” means those lenders under the Credit Agreement or those Second Lien Claimholders in respect of the Indenture, as applicable, that are necessary to approve the contemplated action.

“Second Lien Claimholders” means, at any relevant time, the holders of Second Lien Obligations at such time, including, without limitation, the Second Lien Collateral Agent and any other agent under the Indenture.

“Second Lien Collateral” means “Collateral” as defined in the Second Lien Security Agreement.

“Second Lien Collateral Agent” has the meaning set forth in the preamble hereof.

“Second Lien Collateral Documents” means the Second Lien Security Agreement and any other agreement, document or instrument pursuant to which a Lien is granted on assets intended to constitute Second Lien Collateral which secures any Second Lien Obligations or under which rights or remedies with respect to such Liens are governed.

“Second Lien Documents” means the Indenture, the 2014 Notes and the Second Lien Collateral Documents and each of the other agreements, documents and instruments providing for or evidencing any other Second Lien Obligation, and any other document or instrument executed or delivered at any time in connection with any Second Lien Obligations, including any intercreditor or joinder agreement among holders of Second Lien Obligations, to the extent such are effective at the relevant time, as each may be modified from time to time in accordance with their terms.

“Second Lien Enforcement Date” means the date which is 120 days after the occurrence of (a) an Event of Default (under and as defined in the Indenture) and (b) the First Lien Collateral Agent’s receipt of written notice from the Second Lien Collateral Agent certifying that (i) an Event of Default (under and as defined in the Indenture) has occurred and is continuing and (ii) the Second Lien Obligations are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with terms of the Indenture; provided that the Second Lien Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred (1) at any time the First Lien Collateral Agent or the First Lien Claimholders have commenced and are diligently pursuing in good faith any enforcement action with respect to all or a material portion of the Collateral, (2) at any time any Grantor is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding or (3) if the acceleration of the Second Lien Obligations (if any) is rescinded in accordance with the terms of the Indenture or otherwise.

“Second Lien Obligations” means all (a) outstanding obligations arising under the Indenture and the other Second Lien Documents.  “Second Lien Obligations” shall include, without limitation, (i) all principal and interest (including any Additional Interest (as defined in the Indenture)) accrued or accruing (or which would, absent commencement of an Insolvency or

Liquidation Proceeding, accrue) in accordance with the rate specified in the relevant Second Lien Document and (ii) all fees, costs, premium and charges incurred in connection with the Second Lien Documents and provided for thereunder (including, without limitation, legal fees), in each case after commencement of an Insolvency or Liquidation Proceeding irrespective of whether any claim for such interest, fees, costs, premium or charges is allowed as a claim in such Insolvency or Liquidation Proceeding.

“Second Lien Security Agreement” means that certain Second Lien Collateral Agreement in respect of the Second Lien Collateral dated the date hereof from the Grantors in favor of the Second Lien Collateral Agent, as amended, restated, supplemented or otherwise modified from time to time.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between the Company and any Cash Management Bank.

“Secured Hedge Agreement” means any interest rate Swap Contract required or permitted under the Credit Agreement or the Indenture that is entered into by and between the Company and any Hedge Bank.

“Shared Collateral Agreement” means that certain Collateral Agreement dated as of the date hereof from the Grantors in favor of U.S. Bank National Association, as collateral agent, for the equal and ratable benefit of (x) Royal Bank of Canada and the lenders referred to therein and (y) U.S. Bank National Association, as note trustee and the holders of the 2014 Notes, as such Collateral Agreement may be amended, supplemented or otherwise modified from time to time.

“Standstill Period” has the meaning set forth in Section 3.01(a)(i)(A) hereof.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or the right to designate the individual or individuals who own such majority of the shares of securities or other interests having ordinary voting power is controlled, directly or indirectly, or both, by such Person.  Unless otherwise specified or the context otherwise requires, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Holdings and shall include the PMG Parties.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Synthetic Debt” means, with respect to any Person as of any date of determination thereof, all obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds but are not otherwise included in the definition of “Indebtedness” or as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“United States” means the United States of America.

SECTION 1.02               Other Interpretive Provisions.

(a)           The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restriction on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Recitals, Exhibits or Sections shall be construed to refer to Recitals, Exhibits, Articles or Sections of this Agreement and (v) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)           In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)           Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Agreement.

ARTICLE II
LIEN PRIORITIES

SECTION 2.01               Relative Priorities.  Notwithstanding the date, manner or order of grant, attachment or perfection of any Liens securing the Second Lien Obligations granted on the Collateral or of any Liens securing the First Lien Obligations granted on the Collateral and notwithstanding any provision of the UCC, or any applicable law or the Second Lien Documents, the Second Lien Collateral Agent (on behalf of itself and the Second Lien Claimholders) hereby agrees that:  (a) any Lien on the Collateral securing any First Lien Obligations now or hereafter held by or on behalf of the First Lien Collateral Agent or any First Lien Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Collateral securing any of the Second Lien Obligations; and (b) any Lien on the Collateral now or hereafter held by or on behalf of the Second Lien Collateral Agent, any Second Lien Claimholders or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing any First Lien Obligations.

SECTION 2.02               Failure to Perfect.  All Liens on the Collateral securing any First Lien Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Second Lien Obligations for all purposes, notwithstanding any failure of the First Lien Collateral Agent or the First Lien Claimholders to adequately perfect its security interests in the Collateral, the subordination of any Lien on the Collateral securing any First Lien Obligations to any Lien securing any other obligation of any Grantor, or the avoidance, invalidation or lapse of any Lien on the Collateral securing any First Lien Obligations.

SECTION 2.03               Nature of First Lien Obligations.  The Second Lien Collateral Agent (for itself and on behalf of the other Second Lien Claimholders) acknowledges that (a) the

First Lien Obligations are revolving in nature, (b) the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed and (c) the terms of the First Lien Obligations may be modified, extended or amended from time to time and the aggregate amount of the First Lien Obligations may be increased or Refinanced, in either event, without notice to or consent by the Second Lien Claimholders and without affecting the provisions hereof.  The lien priorities provided in Sections 2.01 and 2.02 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or Refinancing of either the First Lien Obligations or the Second Lien Obligations, or any portion thereof.

SECTION 2.04               Prohibition on Contesting Liens.  Each of the Second Lien Collateral Agent (for itself and on behalf of each Second Lien Claimholder) and the First Lien Collateral Agent (for itself and on behalf of each First Lien Claimholder) agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, validity or enforceability of a Lien held by or on behalf of any of the First Lien Claimholders in the First Lien Collateral or by or on behalf of any of the Second Lien Claimholders in the Second Lien Collateral, as the case may be; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the First Lien Collateral Agent or any First Lien Claimholder to enforce this Agreement, including the priority of the Liens securing the First Lien Obligations as provided in Sections 2.01 and 3.01.

SECTION 2.05               No New Liens.

(a)           Limitation on other Collateral for First Lien Claimholders.  So long as any Second Lien Obligations remain outstanding, and subject to Article VI, (i) the First Lien Collateral Agent agrees that, after the date hereof, neither the First Lien Collateral Agent nor any First Lien Claimholder shall acquire or hold any Lien on any assets of the type contemplated by the definition of “First Lien Collateral” of any Grantor securing any First Lien Obligations which assets are not also subject to the second-priority Lien of the Second Lien Collateral Agent under the Second Lien Collateral Documents, and (ii) each Grantor agrees not to grant any Lien on any assets of the type contemplated by the definition of “First Lien Collateral”, or permit any of its Subsidiaries to grant a Lien on any such assets, in favor of the First Lien Collateral Agent or the First Lien Claimholders unless it, or such Subsidiary, has granted a similar Lien on such assets in favor of the Second Lien Collateral Agent or the Second Lien Claimholders.  If the First Lien Collateral Agent or any First Lien Claimholder shall (nonetheless and in breach hereof) acquire any Lien on any assets of the type contemplated by the definition of “First Lien Collateral” of any Grantor or any of their respective Subsidiaries securing any First Lien Obligations which assets are not also subject to the second-priority Lien of the Second Lien Collateral Agent under the Second Lien Collateral Documents, then the First Lien Collateral Agent (or the relevant First Lien Claimholder), shall, without the need for any further consent of any other Person and notwithstanding anything to the contrary in any other First Lien Document (x) in addition to holding such Lien for the benefit of itself and the other First Lien Claimholders as security for the First Lien Obligations, also hold and be deemed to have held such Lien for the benefit of the Second Lien Collateral Agent as security for the Second Lien Obligations subject to the priorities set forth herein or (y) release such Lien.

(b)           Limitation on other Collateral for Second Lien Claimholders.  Until the date upon which the Discharge of First Lien Obligations shall have occurred, (i) the Second Lien Collateral Agent agrees that, after the date hereof, neither the Second Lien Collateral Agent nor any Second Lien Claimholder shall acquire or hold any Lien on any assets of the type contemplated by the definition of “Second Lien Collateral” of any Grantor securing any Second Lien Obligations which assets are not also subject to the senior priority Lien of the First Lien Collateral Agent under the First Lien Collateral Documents, and (ii) each Grantor agrees not to grant any Lien on any assets of the type contemplated by the definition of “Second Lien Collateral”, or permit any of its Subsidiaries to grant a Lien on any such assets, in favor of the Second Lien Collateral Agent or the Second Lien Claimholders unless it, or such Subsidiary, has granted a similar Lien on such assets in favor of the First Lien Collateral Agent or the First Lien Claimholders.  If the Second Lien Collateral Agent or any Second Lien Claimholder shall (nonetheless and in breach hereof) acquire any Lien on any assets of the type contemplated by the definition of “Second Lien Collateral” of any Grantor or any of their respective Subsidiaries securing any Second Lien Obligations which assets are not also subject to the first-priority Lien of the First Lien Collateral Agent under the First Lien Collateral Documents, then the Second Lien Collateral Agent (or the relevant Second Lien Claimholder), shall, without the need for any further consent of any other Person and notwithstanding anything to the contrary in any other Second Lien Document (x) in addition to holding such Lien for the benefit of itself and the other Second Lien Claimholders as security for the Second Lien Obligations, also hold and be deemed to have held such Lien for the benefit of the First Lien Collateral Agent as security for the First Lien Obligations or (y) release such Lien.

SECTION 2.06               Similar Liens and Agreements.  The parties hereto agree that it is their intention that the First Lien Collateral and the Second Lien Collateral be identical.  In furtherance of the foregoing and of Section 8.09, the parties hereto agree, subject to the other provisions of this Agreement:

(a)           upon request by the First Lien Collateral Agent or the Second Lien Collateral Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the First Lien Collateral and the Second Lien Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the First Lien Documents and the Second Lien Documents; and

(b)           that the documents and agreements creating or evidencing the Liens on the First Lien Collateral and the Second Lien Collateral shall be in all material respects the same forms of documents other than with respect to the senior and subordinate nature of the security interests in the Collateral securing the respective First Lien Obligations and Second Lien Obligations thereunder.

In addition, to the extent any guaranty is entered into by any Grantor in respect of the Second Lien Obligations (whether or not the First Lien Collateral Agent or First Lien Claimholders have consented thereto), a guaranty by such Person shall be entered into in respect of the First Lien Obligations, and for all purposes hereunder such Person shall be deemed a guarantor of the First Lien Obligations and the Second Lien Obligations.  Furthermore, to the extent any guaranty is entered into by any Grantor in respect of the First Lien Obligations (whether or not the Second

Lien Agent or the Second Lien Claimholders have consented thereto), a guaranty by such Person shall be entered into in respect of the Second Lien Obligations and, for all purposes hereunder, such Person shall be deemed a guarantor of the Second Lien Obligations and the First Lien Obligations.

ARTICLE III
ENFORCEMENT

SECTION 3.01               Exercise of Remedies.

(a)           So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor:

(i)            the Second Lien Collateral Agent and the Second Lien Claimholders:

(A)          from the date hereof until the occurrence of the Second Lien Enforcement Date (such period, the “Standstill Period”), will not exercise or seek to exercise any rights or remedies (including any right of set-off or recoupment) with respect to any Collateral (including, without limitation, the exercise of any right under any lockbox agreement, account control or collection agreement or similar agreement or arrangement to which the Second Lien Collateral Agent or any Second Lien Claimholder is a party) or institute or commence (or join with any other Person in commencing) any enforcement, collection, execution, levy or foreclosure action or proceeding (including, without limitation, any Insolvency or Liquidation Proceeding) with respect to any Lien held by it under the Second Lien Collateral Documents;

(B)           will not contest, protest or object to any foreclosure proceeding or action brought by the First Lien Collateral Agent or any First Lien Claimholder or any other exercise by the First Lien Collateral Agent or any First Lien Claimholder, of any rights and remedies relating to the Collateral under the First Lien Collateral Documents, including, but not limited to, any motion by the First lien Collateral agent to sell the Collateral pursuant to Section 363 of the Bankruptcy Code, provided that the respective interests of the Second Lien Claimholders attach to the proceeds thereof, subject to the relative priorities described in Article II; provided, however, that this Section 3.01(B) shall constitute consent by the Second Lien Collateral Agent and the Second Lien Claimholders pursuant to Section 363(f) of the Bankruptcy Code to the Section 363 sale of any or all of the Collateral; and

(C)           subject to the rights of the Second Lien Collateral Agent under clause (i)(A) above, will not object to the forbearance by the First Lien Collateral Agent or the First Lien Claimholders from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral; and

(ii)           subject to Section 5.01, until the Discharge of the First Lien Obligations, the First Lien Collateral Agent and the First Lien Claimholders shall have the exclusive right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and make determinations regarding the release, disposition, or restrictions with respect to the Collateral without any consultation with or the consent of the Second Lien Collateral Agent or any Second Lien Claimholder; provided, that

(A)          in any Insolvency or Liquidation Proceeding commenced by or against the Company or any other Grantor, the Second Lien Collateral Agent may file a claim or statement of interest with respect to the Second Lien Obligations;

(B)           the Second Lien Collateral Agent may take any action (not adverse to the Liens on the Collateral securing the First Lien Obligations, or the rights of any First Lien Collateral Agent or the First Lien Claimholders to exercise remedies in respect thereof) in order to preserve or protect its Lien on the Collateral;

(C)           the Second Lien Claimholders shall be entitled to file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Second Lien Claimholders, including, without limitation, any claims secured by the Collateral, if any, in each case in accordance with the terms of this Agreement;

(D)          the Second Lien Claimholders shall be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either the Debtor Relief Law or applicable non-bankruptcy law;

(E)           the Second Lien Claimholders shall be entitled to file any proof of claim and other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Second Lien Obligations and the Collateral;

(F)           the Second Lien Claimholders shall be entitled, in any Insolvency or Liquidation Proceeding, to vote on any plan of reorganization, to the extent consistent with the provisions hereof; and

(G)           the Second Lien Collateral Agent or any Second Lien Claimholder may exercise any of its rights or remedies with respect to the Collateral upon the occurrence and during the effective continuation of the Second Lien Enforcement Date.

In exercising rights and remedies with respect to the Collateral, the First Lien Collateral Agent and the First Lien Claimholders may enforce the provisions of the First Lien Documents and exercise remedies thereunder, all in such order and in such manner as they may determine advisable in the exercise of their sole discretion.  Such exercise and enforcement shall include the rights of an agent appointed by the First Lien Collateral Agent and the First Lien Claimholders to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC of any applicable jurisdiction and of a secured creditor under Debtor Relief Laws of any applicable jurisdiction.

(b)           The Second Lien Collateral Agent (on behalf of itself and the Second Lien Claimholders) agrees that it will not take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any right or remedy (including set-off or recoupment) with respect to any Collateral, and that any Collateral or proceeds taken or received by it will be paid over to the First Lien Collateral Agent pursuant to Section 4.02, unless and until the Discharge of First Lien Obligations has occurred, except as expressly provided in the proviso in Section 3.01(a)(ii) and Section 6.07.  Without limiting the generality of the foregoing, unless and until the Discharge of First Lien Obligations has occurred, except as expressly provided in the proviso in Section 3.01(a)(ii), the sole right of the Second Lien Collateral Agent and the Second Lien Claimholders with respect to the Collateral is to hold a Lien on the Collateral pursuant to the Second Lien Collateral Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of the First Lien Obligations has occurred in accordance with the terms of the Second Lien Documents and applicable law.

(c)           Subject to the proviso in Section 3.01(a)(ii) and Section 6.01, (i) the Second Lien Collateral Agent (on behalf of itself and the Second Lien Claimholders) agrees that the Second Lien Collateral Agent and the Second Lien Claimholders will not take any action that would hinder, delay or impede any exercise of remedies under the First Lien Collateral Documents, including any sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise, and (ii) the Second Lien Collateral Agent (on behalf of itself and the Second Lien Claimholders) hereby waives any and all rights it or the Second Lien Claimholders may have as a junior lien creditor or otherwise to object to the manner or order in which the First Lien Collateral Agent or the First Lien Claimholders seek to enforce the Liens granted in any of the First Lien Collateral.

(d)           The Second Lien Collateral Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Second Lien Collateral Documents shall be deemed to restrict in any way the rights and remedies of the First Lien Collateral Agent or the First Lien Claimholders with respect to the Collateral as set forth in this Agreement and the First Lien Collateral Documents.

SECTION 3.02               Actions Upon Breach.

(a)           If any Second Lien Claimholder, contrary to this Agreement, commences or participates in any action or proceeding against the Company, any other Grantor or the Collateral, the Company or such Grantor, with the prior written consent of the First Lien Collateral Agent, may interpose as a defense or dilatory plea the making of this Agreement, and the First Lien Collateral Agent may intervene and interpose such defense or plea in its name, in the name of the First Lien Claimholders or in the name of the Company or such Grantor.

(b)           Should any Second Lien Claimholder, contrary to this Agreement, in any way take, or attempt or threaten to take, any action with respect to the Collateral (including, without limitation, any attempt to realize upon or enforce any remedy with respect to this Agreement), or fail to take any action required by this Agreement, the First Lien Collateral Agent (in its own name or in the name of the Company) or the Company may obtain relief against such Second Lien Claimholder by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by the Second Lien Collateral Agent on behalf of each Second Lien Claimholder that (i) the First Lien Claimholders’ damages from such actions may be difficult to ascertain and may be irreparable, and (ii) the Second Lien Collateral Agent on behalf of each Second Lien Claimholder waives any defense that the Company, any other Grantor and/or the First Lien Claimholders cannot demonstrate damage or be made whole by the awarding of damages.

ARTICLE IV
PAYMENTS

SECTION 4.01               Application of Proceeds.  So long as the Discharge of First Lien Obligations has not occurred, any proceeds of Collateral received in connection with the sale or other disposition of such Collateral, or collection on such Collateral upon the exercise of remedies, shall be applied by the First Lien Collateral Agent to the First Lien Obligations in such order as specified in the relevant First Lien Documents.  Upon the Discharge of the First Lien Obligations, the First Lien Collateral Agent shall deliver to the Second Lien Collateral Agent any proceeds of Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Second Lien Collateral Agent to the Second Lien Obligations in such order as specified in the relevant Second Lien Documents.

SECTION 4.02               Payments Over.  So long as the Discharge of First Lien Obligations has not occurred, any Collateral or proceeds thereof (together with assets or proceeds subject to Liens referred to in the final sentence of Section 2.05(b)) received by the Second Lien Collateral Agent or any Second Lien Claimholders in connection with the exercise of any right or remedy (including set-off) in respect of the Collateral shall be segregated and held in trust and forthwith paid over to the First Lien Collateral Agent for the benefit of the First Lien Claimholders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.  The First Lien Collateral Agent is hereby authorized to make any such endorsements as agent for the Second Lien Collateral Agent or any such Second Lien Claimholders.  This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.

ARTICLE V
OTHER AGREEMENTS

SECTION 5.01               Releases.

(a)           If, in connection with:

(i)            the exercise of any First Lien Collateral Agent’s remedies in respect of the Collateral, including any sale, exchange, transfer or other disposition of any such Collateral (an “Exercise of Remedies”); or

(ii)           any sale, exchange, transfer or other disposition of any Collateral permitted under the terms of the First Lien Documents (whether or not an event of default thereunder, and as defined therein, has occurred and is continuing) (a “Disposition”);

the First Lien Collateral Agent (on behalf of itself or any of the First Lien Claimholders) releases any of its Liens on any part of the Collateral other than in connection with the Discharge of the First Lien Obligations, then the Liens, if any, of the Second Lien Collateral Agent, for itself or for the benefit of the Second Lien Claimholders, on such Collateral shall be automatically, unconditionally and simultaneously released (the “Second Lien Release”) and the Second Lien Collateral Agent (on behalf of itself or any such Second Lien Claimholders) shall promptly execute and deliver to the First Lien Collateral Agent or such Grantor such termination statements, releases and other documents as the First Lien Collateral Agent or such Grantor may request to effectively confirm such release.

(b)           Until the Discharge of First Lien Obligations occurs, the Second Lien Collateral Agent (on behalf of itself and the Second Lien Claimholders) hereby irrevocably constitutes and appoints the First Lien Collateral Agent and any officer or agent of the First Lien Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Second Lien Collateral Agent or such holder or in the First Lien Collateral Agent’s own name, from time to time in the First Lien Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 5.01, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.01, including any endorsements or other instruments of transfer or release.  This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.

(c)           Until the Discharge of First Lien Obligations occurs, to the extent that the First Lien Collateral Agent (on behalf of itself and the First Lien Claimholders) (i) has released any Lien on Collateral and any such Liens are later reinstated or (ii) obtains any new Liens then the Second Lien Collateral Agent (on behalf of itself and the Second Lien Claimholders) shall be granted a Lien on any such Collateral subject to the priorities set forth in Article II.

SECTION 5.02               Insurance.  The First Lien Collateral Agent and the Second Lien Collateral Agent shall be named as additional insureds and the Control Agent shall be named as loss payee (on behalf of the First Lien Collateral Agent, the First Lien Claimholders, the Second Lien Collateral Agent and the Second Lien Claimholders) under any insurance policies maintained from time to time by any Grantor.  Until the date upon which the Discharge of First Lien Obligations shall have occurred, as between the First Lien Collateral Agent and the First Lien Claimholders, on the one hand, and the Second Lien Collateral Agent and the Second Lien Claimholders on the other, the First Lien Collateral Agent and the First Lien Claimholders shall have the sole and exclusive right (a) to adjust or settle any insurance policy or claim covering any Collateral in the event of any loss thereunder and (b) to approve any award granted in any condemnation or similar proceeding affecting any Collateral.  Until the date upon which the Discharge of First Lien Obligations shall have occurred, all proceeds of any such policy and any such award in respect of any Collateral that are payable to the First Lien Collateral Agent and the Second Lien Collateral Agent shall be paid to the First Lien Collateral Agent for the benefit of the First Lien Claimholders to the extent required under the First Lien Documents and thereafter to the Second Lien Collateral Agent for the benefit of the Second Lien Claimholders to the extent required under the applicable Second Lien Documents and then to the owner of the subject property or as a court of competent jurisdiction may otherwise direct.  If the Second Lien Collateral Agent or any Second Lien Claimholder shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the First Lien Collateral Agent in accordance with the terms of Section 4.02.

SECTION 5.03               Amendments to First Lien Documents and Second Lien Documents.

(a)           Until the date upon which the Discharge of First Lien Obligations shall have occurred, without the prior written consent of the First Lien Collateral Agent, no Second Lien Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Second Lien Collateral Document would contravene any of the terms of this Agreement.  The Second Lien Collateral Agent agrees that the Second Lien Security Agreement shall include the following language or language substantially similar:

“Notwithstanding anything contained herein to the contrary, the lien and security interest granted to the Trustee, for the benefit of the holders of the 2014 Notes, pursuant to this Agreement, and the exercise of any right or remedy by the Trustee, for the benefit of the holders of the 2014 Notes, under this Agreement, are subject to the provisions of the Intercreditor Agreement, dated as of July 29, 2009 as the same may be amended, restated, supplemented, modified or replaced from time to time (the ‘Intercreditor Agreement’) by and among Royal Bank of Canada, as First Lien Collateral Agent, U.S. Bank National Association, as Second Lien Collateral Agent, Royal Bank of Canada as Control Agent and the Grantors (as defined therein) from time to time a party thereto.  In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

In the event of a Refinancing of the First Lien Obligations not prohibited under the Indenture, the Control Agent and the Second Lien Collateral Agent agree to enter into a replacement or amendment of this Agreement to maintain the lien subordination, intercreditor and other provisions set forth herein.  In the event of a Refinancing of the Second Lien Obligations permitted under the Credit Agreement and the Indenture, the First Lien Collateral Agent agrees to enter into a replacement or amendment of this Agreement to maintain the lien subordination, intercreditor and other provisions set forth herein.

(b)           Until the date upon which the Discharge of First Lien Obligations shall have occurred, in the event the First Lien Collateral Agent or the First Lien Claimholders enter into any amendment, waiver or consent in respect of any of the First Lien Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of any First Lien Collateral Document or changing in any manner the rights of the First Lien Collateral Agent, the First Lien Claimholders, or the Grantors thereunder, then such amendment, waiver or consent shall automatically apply in a comparable manner to any comparable provision of the Second Lien Collateral Documents (which, for the avoidance of doubt, shall not include the Note Collateral Documents (as defined in the Shared Collateral Agreement), the Indenture or the 2014 Notes) without the consent of the Second Lien Collateral Agent or the Second Lien Claimholders and without any action by the Second Lien Collateral Agent or any Grantor; provided, however, (i) that no such amendment, waiver or consent shall be effective to (A) release any Lien of the Second Lien Collateral Documents, (B) remove assets subject to the Lien of the Second Lien Collateral Documents, (C) adversely affect the perfection or priority of any such Lien, except, in each case, to the extent that a release of, or adverse effect on the perfection or priority of, such Lien is permitted by Section 5.01 or Article VI, (D) reduce the principal of, or interest or other amounts payable on, any amount payable under the Indenture or any Second Lien Document, (E) postpone any date fixed for any payment of principal of, or interest or other amounts payable on, any amounts payable under the Indenture or any Second Lien Document, (F) permit any Liens on the Collateral not permitted under the Second Lien Documents or Article VI, or (G) impose duties on the Second Lien Collateral Agent, in each case without the consent of the Second Lien Collateral Agent and (ii) notice of such amendment, waiver or consent shall have been given to the Second Lien Collateral Agent no later than 10 days after its effectiveness (provided that the failure to give such notice shall not affect the effectiveness or validity thereof) provided further that this paragraph is intended solely to set forth provisions by which the Second Lien Collateral Documents shall be automatically affected by amendments, waivers and consents given by the First Lien Collateral Agent and First Lien Claimholders under the Credit Agreement and the First Lien Collateral Documents and is not intended to impose any liability on the First Lien Collateral Agent or First Lien Claimholders.

SECTION 5.04               Rights As Unsecured Creditors.  The Second Lien Collateral Agent and the Second Lien Claimholders may exercise rights and remedies as unsecured creditors against any Grantor in accordance with the terms of the Second Lien Documents and applicable law.  Except as otherwise set forth in Section 2.01, nothing in this Agreement shall prohibit the receipt by the Second Lien Collateral Agent or any Second Lien Claimholders of the required payments of interest and principal so long as such receipt is not the direct or indirect result of the exercise by the Second Lien Collateral Agent or any Second Lien Claimholders of rights or remedies as a secured creditor (including set-off or recoupment) or enforcement of any Lien created under the Second Lien Collateral Documents held by any of them.  Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the First Lien Collateral Agent or the First Lien Claimholders may have with respect to the Collateral, including, without limitation, rights under Section 4.02.  In the event that any Second Lien Claimholder becomes a judgment Lien creditor as a result of its enforcement of its rights as an unsecured creditor, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Liens securing the First Lien Obligations) to the same extent as all other Liens securing the Second Lien Obligations (created pursuant to the Second Lien Collateral Documents) subject to this Agreement.

SECTION 5.05               Control Agent for Perfection.

(a)           The First Lien Collateral Agent (on behalf of itself and the First Lien Claimholders) and the Second Lien Collateral Agent (on behalf of itself and the Second Lien Claimholders) each hereby appoint Royal Bank of Canada, as its collateral agent (in such capacity, together with any successor in such capacity appointed by the First Lien Collateral Agent and the Second Lien Collateral Agent, the “Control Agent”) for the limited purpose of acting as the agent on behalf of the First Lien Collateral Agent (on behalf of itself and the First Lien Claimholders) and the Second Lien Collateral Agent (on behalf of itself and the Second Lien Claimholders) with respect to the Control Collateral for the purposes of perfecting the Liens of such parties on the Control Collateral.  The Control Agent accepts such appointment and agrees to hold the Control Collateral in its possession or control (or in the possession or control of its agents or bailees) as Control Agent for the benefit of the First Lien Collateral Agent (on behalf of itself and the First Lien Claimholders) and the Second Lien Collateral Agent (on behalf of itself and the Second Lien Claimholders) and any permitted assignee of any thereof solely for the purpose of perfecting the security interest granted to such parties in such Control Collateral, subject to the terms and conditions of this Section 5.05.

(b)           The Control Agent, the First Lien Collateral Agent (on behalf of itself and the First Lien Claimholders), and the Second Lien Collateral Agent (on behalf of itself and the Second Lien Claimholders) each hereby agrees that the First Lien Collateral Agent shall have the sole and exclusive right and authority to give instructions to, and otherwise direct, the Control Agent in respect of the Control Collateral or any control agreement with respect to any Controlled Accounts until the earlier of (i) the date upon which the Discharge of First Lien Obligations shall have occurred and (ii) the Second Lien Enforcement Date, and neither the Second Lien Collateral Agent nor any Second Lien Claimholder will impede, hinder, delay or interfere with the exercise of such rights by the First Lien Collateral Agent in any respect.  The Grantors hereby jointly and severally agree to pay, reimburse, indemnify and hold harmless the Control Agent to the same extent and on the same terms that the Grantors are required to do so for the First Lien Collateral Agent in accordance with the Credit Agreement.

(c)           The provisions of Article IX of the Credit Agreement and Article VII of the Indenture shall inure to the benefit of the Control Agent in respect of this Agreement, the First Lien Collateral Documents and the Second Lien Collateral Documents and shall be binding upon all Grantors, all First Lien Claimholders and all Second Lien Claimholders and upon the parties hereto in such respect.  In furtherance and not in derogation of the rights, privileges and immunities of the Control Agent therein set forth:

(i)            The Control Agent is authorized to take all such actions as are provided to be taken by it as Control Agent hereunder, under any First Lien Collateral Document, under any Second Lien Collateral Document or as instructed by the First Lien Collateral Agent or the Second Lien Collateral Agent as provided herein, in each case together with all other actions reasonably incidental thereto.  As to any matters not expressly provided for herein (including, without limitation, the timing and methods of realization upon the Collateral) or in one or more of the First Lien Collateral Documents or Second Lien Collateral Documents, the Control Agent shall act or refrain from acting in accordance with written instructions from the First Lien Collateral Agent or the Second Lien Collateral Agent, as applicable, or, in the absence of such instructions or provisions, in accordance with its reasonable discretion.

(ii)           The Control Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of any Lien created under and First Lien Collateral Document or Second Lien Collateral Document in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder unless such action or omission constitutes gross negligence or willful misconduct.  The Control Agent shall not have a duty to ascertain or inquire as to the performance or observance of any of the terms of this Agreement, any First Lien Collateral Document or any Second Lien Collateral Document by any Grantor.  This Agreement shall not subject the Control Agent to any obligation or liability except as expressly set forth herein.  In particular, the Control Agent shall have no duty to investigate whether the obligations of any Grantor to the First Lien Collateral Agent or the Second Lien Collateral Agent or any other First Lien Claimholder or Second Lien Claimholder are in default or whether the First Lien Collateral Agent or the Second Lien Collateral Agent is entitled under the First Lien Collateral Documents or the Second Lien Collateral Documents, as applicable, or otherwise to give any instructions or notice of exclusive control.  The Control Agent is fully entitled to rely upon such instructions as it believes in good faith to have originated from the First Lien Collateral Agent or the Second Lien Collateral Agent, as applicable.

(d)           Except as set forth below, the Control Agent shall have no obligation whatsoever to the First Lien Collateral Agent, the Second Lien Collateral Agent or any First Lien Claimholder or any Second Lien Claimholder including, without limitation, any obligation to assure that the Control Collateral is genuine or owned by any Grantor or one of their respective Subsidiaries or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.05.  In acting on behalf of the Second Lien Collateral Agent and the Second Lien Claimholders and the First Lien Collateral Agent and the First Lien Claimholders, the duties or responsibilities of the Control Agent under this Section 5.05 shall be limited solely to (i) obtaining “control” under the UCC over each Controlled Account as contemplated by the First Lien Collateral Documents and the Second Lien Collateral Documents in accordance with Section 5.05(a), and (ii) delivering such collateral (or otherwise allowing the Second Lien Collateral Agent to obtain control of Control Collateral) as set forth in Section 5.05(f) and 5.05(g).  The rights of the Second Lien Collateral Agent with respect to the Collateral shall at all times be subject to the terms of this Agreement and to the First Lien Collateral Agent’s rights under the First Lien Documents.

(e)           Neither the Control Agent nor the First Lien Collateral Agent shall have by reason of the Second Lien Documents or this Agreement or any other document a fiduciary relationship in respect of the Second Lien Collateral Agent or any Second Lien Claimholder.

(f)            Upon the Discharge of First Lien Obligations (other than in connection with a Refinancing of the First Lien Obligations), the Control Agent shall deliver to the Second Lien Collateral Agent the Control Collateral together with any necessary endorsements (or otherwise allow the Second Lien Collateral Agent to obtain control of such Control Collateral) or as a court of competent jurisdiction may otherwise direct and the Second Lien Collateral Agent shall accept and succeed to the role of the Control Agent as the agent for perfection on the Control Collateral.

(g)           The Control Agent shall have an unfettered right to resign as Control Agent upon thirty (30) days notice to the First Lien Collateral Agent and the Second Lien Collateral Agent.  Upon the effective date of such resignation, the Control Agent shall deliver the Control Collateral to the successor Control Agent (or otherwise allow the successor Control Agent to obtain control of such Control Collateral).  If upon the effective date of such resignation no successor Control Agent has been appointed by the First Lien Collateral Agent and the Second Lien Collateral Agent, the Control Agent shall deliver to the First Lien Collateral Agent the Control Collateral together with any necessary endorsements (or otherwise allow the First Lien Collateral Agent to obtain control of such Control Collateral) or as a court of competent jurisdiction may otherwise direct and the First Lien Collateral Agent shall accept and succeed to the role of the Control Agent as the agent for perfection on the Control Collateral.

SECTION 5.06               When Discharge of First Lien Obligations Deemed to Not Have Occurred.  If at any time after the Discharge of First Lien Obligations has occurred, the Company thereafter enters into any Refinancing of any First Lien Document evidencing a First Lien Obligation, which Refinancing is permitted by the Indenture, then such Discharge of First Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of First Lien Obligations), and the obligations under such Refinancing First Lien Document shall automatically be treated as First Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the First Lien Collateral Agent under such First Lien Documents shall be a First Lien Collateral Agent for all purposes of this Agreement.  Upon receipt of a notice stating that the Company has entered into a new First Lien Document (which notice shall include the identity of the new collateral agent, such agent, the “New Agent”), the Second Lien Collateral Agent shall promptly (a) enter into such documents and agreements (including amendments or supplements to this Agreement as the Company or such New Agent shall reasonably request in order to provide to the New Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (b) deliver to the New Agent any Control Collateral held by it together with any necessary endorsements (or otherwise allow the New Agent to obtain control of the Control Collateral).  If the new First Lien Obligations under the new First Lien Documents are secured by assets of the Grantors of the type constituting Collateral that do not also secure the Second Lien Obligations, then the Second Lien Obligations shall be secured at such time by a Lien on such assets to the same extent provided in the Second Lien Collateral Documents.

ARTICLE VI
INSOLVENCY OR LIQUIDATION PROCEEDINGS

SECTION 6.01               Finance and Sale Issues.  Until the Discharge of First Lien Obligations has occurred, if the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the First Lien Collateral Agent shall desire to permit the use of all or a portion of the Collateral as cash collateral or to permit the Company or any other Grantor to obtain financing, whether from the First Lien Claimholders or any other entity under Section 363 or Section 364 of the Bankruptcy Code or any similar Debtor Relief Law, which financing may include a Refinancing of the First Lien Obligations (provided that (i) such financing or Refinancing shall be secured by all or any portion of the Collateral (including assets that but for the application of Section 552 of the Bankruptcy Code would be Collateral) and (ii) any such financing, whether or not pursuant to Section 363 or Section 364 of the Bankruptcy Code or any similar Debtor Relief Law, shall not be secured by any assets of any Grantor other than the Collateral) (each, a “DIP Financing”), then the Second Lien Collateral Agent (on behalf of itself and the Second Lien Claimholders) agrees that (a) it will not in respect of the Collateral (i) raise any objection to, or otherwise contest or interfere with, such use of cash collateral or DIP Financing, (ii) support any other Person objecting to, such sale, use, or lease of cash collateral or DIP Financing or (iii) request any form of adequate protection or any other relief in connection therewith with respect to the Collateral (except as agreed by the First Lien Collateral Agent or to the extent expressly permitted by Section 6.03) and, to the extent the Liens in respect of the Collateral securing the First Lien Obligations are subordinated to or pari passu with such DIP Financing, the Second Lien Collateral Agent will subordinate its Liens in the Collateral to (A) the Liens securing such DIP Financing (and all obligations relating thereto), (B) any adequate protection provided to the First Lien Claimholders and (C) any “carve-out” for professional and United States Trustee fees, claims of reclamation creditors or holders of claims under Section 503(b) of the Bankruptcy Code agreed to by the First Lien Collateral Agent; and (b) notice received two (2) calendar days prior to the entry of an order approving such usage of cash collateral or approving such DIP Financing shall be adequate notice; provided that the foregoing shall not prohibit the Second Lien Collateral Agent or the Second Lien Claimholders from objecting solely to any provisions in any DIP Financing relating to, describing or requiring any provision or content of a plan of reorganization other than provisions solely requiring that the DIP Financing be paid in full in cash.  The Second Lien Collateral Agent (on behalf of itself and the Second Lien Claimholders) agrees that it will raise no objection to or oppose a sale or other disposition of any Collateral (and any post-petition assets subject to adequate protection liens in favor of the First Lien Collateral Agent) free and clear of its Liens or other claims under Section 363 of the Bankruptcy Code if the Requisite Claimholders under the Credit Agreement have consented to such sale or disposition of such assets so long as the respective interests of the Second Lien Claimholders attach to the proceeds thereof, subject to the terms of this Agreement.  If requested by the First Lien Collateral Agent in connection therewith, the Second Lien Collateral Agent shall affirmatively consent to such a sale or disposition.

SECTION 6.02               Relief from the Automatic Stay.  Until the Discharge of First Lien Obligations has occurred, the Second Lien Collateral Agent (on behalf of itself and the Second Lien Claimholders) agrees that none of them shall (a) seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral, without the prior written consent of the First Lien Collateral Agent and Requisite Claimholders

under the First Lien Collateral Agreement, or (b) oppose any request by the First Lien Collateral Agent or any First Lien Claimholder to seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral.

SECTION 6.03               Adequate Protection.

(a)           The Second Lien Collateral Agent (on behalf of itself and the Second Lien Claimholders) agrees that none of them shall contest (or support any other person contesting) (i) any request by the First Lien Collateral Agent or the First Lien Claimholders for adequate protection in respect of the Collateral or (ii) any objection by the First Lien Collateral Agent or the First Lien Claimholders to any motion, relief, action or proceeding based on the First Lien Collateral Agent or the First Lien Claimholders claiming a lack of adequate protection in respect of the Collateral.  In any Insolvency or Liquidation Proceeding, the Second Lien Collateral Agent (on behalf of itself and the Second Lien Claimholders) may seek adequate protection in respect of the Second Lien Obligations and the Collateral, subject to the provisions of this Agreement, only if (x) the First Lien Claimholders (or any subset thereof) are granted adequate protection in the form of additional collateral including replacement liens on post-petition collateral, and (y) such additional protection is in the form of a Lien on such additional collateral, which Lien, if granted, will be subordinated to the adequate protection Liens securing the First Lien Obligations and the Liens securing any DIP Financing (and all obligations relating thereto) on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to the Liens securing the First Lien Obligations under this Agreement and the Liens securing any such DIP Financing.  In the event the Second Lien Collateral Agent (on behalf of itself or any of the Second Lien Claimholders) seeks or requests adequate protection in respect of Second Lien Obligations and the Collateral and such adequate protection is granted in the form of additional collateral, then the Second Lien Collateral Agent (on behalf of itself and the Second Lien Claimholders) agrees that the First Lien Collateral Agent shall also be granted a Lien on such additional collateral as security for the First Lien Obligations and for any DIP Financing and that any Lien on such additional collateral securing the Second Lien Obligations shall be subordinated to the Liens on such collateral securing the First Lien Obligations and any DIP Financing (and all obligations relating thereto) and to any other Liens granted to the First Lien Claimholders as adequate protection on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to the Liens securing the First Lien Obligations under this Agreement and the Liens securing DIP Financing.

(b)           Similarly, if the First Lien Claimholders (or any subset thereof) are granted adequate protection in the form of a superpriority claim, then the Second Lien Collateral Agent (on behalf of itself or any of the Second Lien Claimholders) may seek or request a superpriority claim, which superpriority claim will be junior in all respects to the superpriority claim granted to the First Lien Collateral Agent and the First Lien Claimholders, and, in the event that the Second Lien Collateral Agent (on behalf of itself or any of the Second Lien Claimholders) seeks or requests adequate protection in respect of Second Lien Obligations and such adequate protection is granted in the form of a superpriority claim, then the Second Lien Collateral Agent (on behalf of itself and the Second Lien Claimholders) agrees that the First Lien Collateral Agent and the providers of any DIP Financing also shall be granted a superpriority claim, which superpriority claim will be senior in all respects to the superpriority claim granted to the Second Lien Collateral Agent and the Second Lien Claimholders.

SECTION 6.04               No Waiver.  Nothing contained herein shall prohibit or in any way limit the First Lien Collateral Agent or any First Lien Claimholder from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Second Lien Collateral Agent or any of the Second Lien Claimholders in respect of the Collateral, including the seeking by the Second Lien Collateral Agent or any Second Lien Claimholders of adequate protection in respect of the Collateral or the asserting by the Second Lien Collateral Agent or any Second Lien Claimholders of any of its rights and remedies under the Second Lien Documents or otherwise; provided, however, that this Section 6.04 shall not limit the rights of the Second Lien Claimholders under the proviso in Section 3.01(a)(ii) or under Section 6.03 or Section 6.08.

SECTION 6.05               Avoidance Issues.  If any First Lien Claimholder is required in any Insolvency or Liquidation Proceeding, or otherwise, to turn over or otherwise pay to the estate of the Company or any other Grantor any amount in respect of a First Lien Obligation (a “Recovery”), then such First Lien Claimholders shall be entitled to a reinstatement of First Lien Obligations with respect to all such recovered amounts.  If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.  Collateral or proceeds thereof received by the Second Lien Collateral Agent or any Second Lien Claimholder after a Discharge of First Lien Obligations and prior to the reinstatement of such First Lien Obligations shall be delivered to the First Lien Collateral Agent upon such reinstatement in accordance with Section 4.02.

SECTION 6.06               Separate Grants of Security and Separate Classification.  Each of the Grantors, the First Lien Claimholders and the Second Lien Claimholders acknowledges and agrees that (a) the grants of Liens pursuant to the First Lien Collateral Documents and the Second Lien Collateral Documents constitute two separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Collateral, the Second Lien Obligations are fundamentally different from the First Lien Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding.

SECTION 6.07               Reorganization Securities.  If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor of the type contemplated by the definition of “Collateral” are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of First Lien Obligations and on account of Second Lien Obligations, then, to the extent the debt obligations distributed on account of the First Lien Obligations and on account of the Second Lien Obligations are secured by Liens upon the same property of the type contemplated by the definition of “Collateral”, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

SECTION 6.08               Post-Petition Claims.

(a)           Neither the Second Lien Collateral Agent nor any other Second Lien Claimholder shall oppose or seek to challenge any claim by the First Lien Collateral Agent or any First Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of First Lien Obligations consisting of post-petition interest, fees, costs, charges or expenses to the extent of the value of the First Lien Collateral Agent’s Lien on the Collateral held for the benefit of the First Lien Claimholders, without regard to the existence of the Lien of the Second Lien Collateral Agent on behalf of the Second Lien Claimholders on the Collateral.

(b)           Neither the First Lien Collateral Agent nor any other First Lien Claimholder shall oppose or seek to challenge any claim by the Second Lien Collateral Agent or any Second Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of Second Lien Obligations consisting of post-petition interest, fees, costs, charges or expenses to the extent of the value of the Lien of the Second Lien Collateral Agent on behalf of the Second Lien Claimholders on the Collateral (after taking into account the First Lien Obligations).

SECTION 6.09               Waiver.  The Second Lien Collateral Agent (on behalf of itself and the Second Lien Claimholders) waives any claim it or they may hereafter have against the First Lien Collateral Agent or any First Lien Claimholder arising out of the election of the First Lien Collateral Agent or any First Lien Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code in respect of the Collateral, or out of any cash collateral or financing arrangement or out of any grant of a security interest in connection with the Collateral in any Insolvency or Liquidation Proceeding.

SECTION 6.10               Expense Claims.  Neither the Second Lien Collateral Agent nor any Second Lien Claimholder will (a) contest the payment of fees, expenses or other amounts to the First Lien Collateral Agent or any First Lien Claimholder under Section 506(b) of the Bankruptcy Code or otherwise to the extent provided for in the First Lien Credit Agreement or (b) assert or enforce, at any time prior to the Discharge of First Lien Obligations, any claim under Section 506(c) of the Bankruptcy Code senior to or on parity with the First Lien Obligations for costs or expenses of preserving or disposing of any Collateral.

SECTION 6.11               Other Matters.  To the extent that the Second Lien Collateral Agent or any Second Lien Claimholder has or acquires rights under Section 361, Section 363 or Section 364 of the Bankruptcy Code with respect to any of the Collateral, the Second Lien Collateral Agent (on behalf of itself and the Second Lien Claimholders) agrees, unless the Discharge of the First Lien Obligations has occurred, not to assert any of such rights without the prior written consent of the First Lien Collateral Agent; provided that if requested by the First Lien Collateral Agent, the Second Lien Collateral Agent shall timely exercise such rights in the manner requested by the First Lien Collateral Agent, including any rights to payments in respect of such rights.

SECTION 6.12               Effectiveness in Insolvency or Liquidation Proceedings.  This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of an Insolvency or Liquidation Proceeding.  All references in this Agreement to any Grantor shall include such Person as a debtor-in-possession and any receiver or trustee for such Person in any Insolvency or Liquidation Proceeding.

SECTION 6.13               Limitation of Applicability.  Notwithstanding anything to the contrary in this Agreement, Article VI hereof shall apply only with respect to the Collateral and shall not in any way affect the rights of any of the Collateral Agent (as defined in the Shared Collateral Agreement), the Note Trustee (as defined in the Shared Collateral Agreement) or the holders of the 2014 Notes in their respective capacity as an unsecured creditor or as a result of the Liens held by any of them on other assets of the Company and the Guarantors not constituting Collateral.

ARTICLE VII
RELIANCE; WAIVERS; ETC.

SECTION 7.01               Non-Reliance.

(a)           The consent by the First Lien Claimholders to the execution and delivery of the Second Lien Documents and the grant to the Second Lien Collateral Agent on behalf of the Second Lien Claimholders of a Lien on the Collateral and all loans and other extensions of credit made or deemed made on and after the date hereof by the First Lien Claimholders to the Grantors shall be deemed to have been given and made in reliance upon this Agreement.

(b)           The consent by the Second Lien Claimholders to the execution and delivery of the First Lien Documents and the grant to the First Lien Collateral Agent on behalf of the First Lien Claimholders of a Lien on the Collateral and all extensions of credit made or deemed made on and after the date hereof by the Second Lien Claimholders to the Grantors shall be deemed to have been given and made in reliance upon this Agreement.

SECTION 7.02               No Warranties or Liability.

(a)           The First Lien Collateral Agent (on behalf of itself and the First Lien Claimholders) acknowledges and agrees that each of the Second Lien Collateral Agent and the Second Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Second Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.  The Second Lien Claimholders will be entitled to manage and supervise their respective extensions of credit under the Second Lien Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate.

(b)           The Second Lien Collateral Agent (on behalf of itself and the Second Lien Claimholders), acknowledges and agrees that the First Lien Collateral Agent and the First Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the First Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.  The First Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under their respective First Lien Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate.

(c)           The Second Lien Collateral Agent and the Second Lien Claimholders shall have no duty to the First Lien Collateral Agent or any of the First Lien Claimholders, and the First Lien Collateral Agent and the First Lien Claimholders shall have no duty to the Second

Lien Collateral Agent or any of the Second Lien Claimholders, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Company or any other Grantor (including the First Lien Documents and the Second Lien Documents), regardless of any knowledge thereof which they may have or be charged with.

(d)           The Second Lien Collateral Agent (on behalf of itself and the Second Lien Claimholders) hereby waives all claims against any First Lien Claimholder and the First Lien Collateral Agent, arising out of any and all actions which the First Lien Claimholders or the First Lien Collateral Agent may take or permit or omit to take with respect to the foreclosure upon, or sale, liquidation or other disposition of, any Collateral.  The First Lien Collateral Agent (on behalf of itself and the First Lien Claimholders) agrees that the Second Lien Claimholders and the Second Lien Collateral Agent have no duty to them in respect of the maintenance or preservation of the Collateral, the Second Lien Obligations or otherwise.  The Second Lien Collateral Agent (on behalf of itself and the Second Lien Claimholders) agrees that the First Lien Claimholders and the First Lien Collateral Agent have no duty to them in respect of the maintenance or preservation of the Collateral, the First Lien Obligations or otherwise.

(e)           The Second Lien Collateral Agent (on behalf of itself and the Second Lien Claimholders) agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.

SECTION 7.03               Obligations Unconditional.  All rights, interests, agreements and obligations of the First Lien Collateral Agent and the First Lien Claimholders and the Second Lien Collateral Agent and the Second Lien Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a)           any lack of validity or enforceability of any First Lien Documents or any Second Lien Documents or any setting aside or avoidance of any Lien on the Collateral;

(b)           except as otherwise set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the First Lien Obligations or Second Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any First Lien Document or any Second Lien Document;

(c)           any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Lien Obligations or Second Lien Obligations or any guarantee thereof;

(d)           the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or

(e)           any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Company or any other Grantor in respect of the First Lien Obligations, or of the Second Lien Collateral Agent or any Second Lien Claimholder in respect of this Agreement.

SECTION 7.04               Certain Notices.

(a)           Promptly upon the satisfaction of the conditions set forth in clauses (a) through (e) of the definition of Discharge of First Lien Obligations, the First Lien Collateral Agent shall deliver written notice confirming same to the Second Lien Collateral Agent provided that the failure to give any such notice shall not result in any liability of the First Lien Collateral Agent or the First Lien Claimholders hereunder or in the modification, alteration, impairment, or waiver of the rights of any party hereunder.

(b)           Promptly upon (or as soon as practicable following) the commencement by the First Lien Collateral Agent of any enforcement action or the exercise of any remedy with respect to any Collateral (including by way of a public or private sale of Collateral), the First Lien Collateral Agent shall notify the Second Lien Collateral Agent of such action; provided that the failure to give any such notice shall not result in any liability of the First Lien Collateral Agent or the First Lien Claimholders hereunder or in the modification, alteration, impairment, or waiver of the rights of any party hereunder.

ARTICLE VIII
MISCELLANEOUS

SECTION 8.01               Inconsistencies with Other Documents.  In the event of any conflict or inconsistency between this Agreement and any First Lien Collateral Document or any Second Lien Collateral Document, the terms of this Agreement shall control.  The parties hereto acknowledge that the terms of this Agreement are not intended (i) to negate any specific rights granted to the Company in the First Lien Documents and the Second Lien Documents or (ii) to negate the rights of the Collateral Agent (as defined in the Shared Collateral Agreement), the Note Trustee (as defined in the Shared Collateral Agreement) and/or the holders of the 2014 Notes with respect to assets of the Company and the Grantors (other than the Collateral) granted pursuant to the Indenture, the Shared Collateral Agreement or other Collateral Documents (as defined in the Shared Collateral Agreement).

SECTION 8.02               Effectiveness; Continuing Nature of this Agreement; Severability.  This Agreement shall become effective when executed and delivered by the parties hereto.  This is a continuing agreement of lien subordination and the First Lien Claimholders may continue, at any time and without notice to the Second Lien Collateral Agent or any Second Lien Claimholder subject to the Second Lien Documents, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any Grantor constituting First Lien Obligations in reliance hereof, subject to the provisions of the First Lien Documents and the Second Lien Documents.  The Second Lien Collateral Agent (on behalf of itself and the Second Lien Claimholders), hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement, other than as set forth in this Agreement.  This Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.  All references to the Company or any other Grantor shall include the Company or such Grantor as debtor and debtor-in-possession and any receiver or trustee for the Company or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding.  This Agreement shall terminate and be of no further force and effect, (a) with respect to the Second Lien Collateral Agent, the Second Lien Claimholders and the Second Lien Obligations, upon the later of (i) the date upon which the obligations under the Indenture terminate and payment has been made in full in cash of all other Second Lien Obligations outstanding on such date and (ii) if there are other Second Lien Obligations outstanding on such date, the date upon which such Second Lien Obligations terminate and (b) with respect to the First Lien Collateral Agent, the First Lien Claimholders and the First Lien Obligations, the date of Discharge of First Lien Obligations, subject to the rights of the First Lien Claimholders under Section 5.06 and Section 6.05.

SECTION 8.03               Amendments; Waivers.  No amendment, modification or waiver of any of the provisions of this Agreement by the Second Lien Collateral Agent or the First Lien Collateral Agent shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time.  Notwithstanding the foregoing, neither the Company nor any Grantor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights or obligations are directly affected.

SECTION 8.04               Information Concerning Financial Condition of the Company and its Subsidiaries.

(a)           The First Lien Collateral Agent and the First Lien Claimholders, on the one hand, and the Second Lien Claimholders and the Second Lien Collateral Agent, on the other hand, shall each be responsible for keeping themselves informed of (i) the financial condition of the Company and its Subsidiaries and all endorsers and/or guarantors of the First Lien Obligations or the Second Lien Obligations and (ii) all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations or the Second Lien Obligations.  The First Lien Collateral Agent and the First Lien Claimholders shall have no duty to advise the Second Lien Collateral Agent or any Second Lien Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise.  In the event the First Lien Collateral Agent or any of the First Lien Claimholders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the Second Lien Collateral Agent or any Second Lien Claimholder, it or they shall be under no obligation (w) to make, and the First Lien Collateral Agent and the First Lien Claimholders shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or

(z) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

(b)           The Grantors agree that any information provided to the First Lien Collateral Agent, the Second Lien Collateral Agent, the Control Agent, any First Lien Claimholder or any Second Lien Claimholder may be shared by such Person with any First Lien Claimholder, any Second Lien Claimholder, the Control Agent, the First Lien Collateral Agent or the Second Lien Collateral Agent notwithstanding a request or demand by such Grantor that such information be kept confidential.

SECTION 8.05               Subrogation.  The Second Lien Collateral Agent (on behalf of itself and the Second Lien Claimholders), hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First Lien Obligations has occurred.

SECTION 8.06               Application of Payments.  All payments received by the First Lien Collateral Agent or the First Lien Claimholders with respect to the Collateral may be applied, reversed and reapplied, in whole or in part, to such part of the First Lien Obligations provided for in the First Lien Documents.  The Second Lien Collateral Agent (on behalf of itself and the Second Lien Claimholders), assents to any extension or postponement of the time of payment of the First Lien Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security which may at any time secure any part of the First Lien Obligations (it being understood that the First Lien Collateral Agent shall receive only assets of the type contemplated by the definition of “Collateral” in consideration for such substitution, exchange or release and that such assets shall be subject to the Lien of the Second Lien Collateral Agent) and to the addition or release of any other Person primarily or secondarily liable therefor.

SECTION 8.07               SUBMISSION TO JURISDICTION.

(a)           EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, NEW YORK AND OF THE UNITED STATES DISTRICT COURT SITTING IN THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURTS OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER FIRST LIEN DOCUMENT OR SECOND LIEN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE FIRST LIEN COLLATERAL

AGENT, THE SECOND LIEN COLLATERAL AGENT, ANY FIRST LIEN CLAIMHOLDER OR SECOND LIEN CLAIMHOLDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER FIRST LIEN DOCUMENT OR SECOND LIEN DOCUMENT AGAINST THE COMPANY OR ANY OTHER GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(b)           EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY COURT REFERRED TO IN PARAGRAPH (A) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(c)           EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 8.08               Notices.  Except as otherwise provided in this Agreement, all notices and communications hereunder shall be in writing.  Any notice shall be effective if delivered by hand delivery or sent via telecopy, recognized overnight courier service or certified mail, return receipt requested, and shall be presumed to be received by a party hereto (i) on the date of delivery if delivered by hand or by telecopy, (ii) on the next Business Day if sent by recognized overnight courier service and (iii) on the third (3rd) Business Day following the date sent by certified mail, return receipt requested.  A telephonic notice to the First Lien Collateral Agent or the Control Agent as understood by the First Lien Collateral Agent or the Control Agent will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

SECTION 8.09               Further Assurances.  The First Lien Collateral Agent (on behalf of itself and the First Lien Claimholders) and the Second Lien Collateral Agent (on behalf of itself and the Second Lien Claimholders), and the Company agree that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the First Lien Collateral Agent or the Second Lien Collateral

Agent may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.

SECTION 8.10               APPLICABLE LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 8.11               Binding on Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the First Lien Collateral Agent, the First Lien Claimholders, the Second Lien Collateral Agent, the Second Lien Claimholders, the Control Agent and their respective successors and assigns.

SECTION 8.12               Specific Performance.  Each of the First Lien Collateral Agent and the Second Lien Collateral Agent may demand specific performance of this Agreement.  The First Lien Collateral Agent (on behalf of itself and the First Lien Claimholders) and the Second Lien Collateral Agent (on behalf of itself and the Second Lien Claimholders) hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by any First Lien Collateral Agent or the Second Lien Collateral Agent, as the case may be.

SECTION 8.13               Titles and Captions.  Titles and Captions of Articles, Sections and Subsections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

SECTION 8.14               Counterparts; Integration.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

This Agreement constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 8.15               Authorization.  By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

SECTION 8.16               No Third Party Beneficiaries.  Nothing in this Agreement express or implied shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.

SECTION 8.17               Provisions Solely to Define Relative Rights.  The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights with respect to the Collateral of the First Lien Claimholders on the one hand and the Second Lien Claimholders on the other hand.  Nothing in this Agreement is intended to or shall impair the rights of the Company or any other Grantor, or the obligations of the Company or any other

Grantor, which are absolute and unconditional, to pay the First Lien Obligations and the Second Lien Obligations as and when the same shall become due and payable in accordance with their terms.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first written above.

ROYAL BANK OF CANADA, as First Lien Collateral Agent

By:	/s/ Ann Hurley
Name: Ann Hurley
Title: Manager, Agency

Notice Address:

200 Bay Street, 12th Floor
South Tower, Royal Bank Plaza
Toronto, Ontario
M5J 2W7

[Prospect Intercreditor Agreement]

ROYAL BANK OF CANADA, as Control Agent

By:	/s/ Ann Hurley
Name: Ann Hurley
Title: Manager, Agency

Notice Address:

200 Bay Street, 12th Floor
South Tower, Royal Bank Plaza
Toronto, Ontario
M5J 2W7

[Prospect Intercreditor Agreement]

U.S. BANK NATIONAL ASSOCIATION, as Second Lien Collateral Agent

By:	/s/ Michael M. Hopkins
Name: Michael M. Hopkins
Title: Vice President

Notice Address:

Corporate Trust Services

225 Asylum Street, 23rd Floor

Hartford, CT  06103

Attention:  Michael M. Hopkins  (Prospect

Medical Holdings 2009 Collateral Agency)

Telephone:  (860) 241-6820

Telecopier:  (860) 241-6881

[Prospect Intercreditor Agreement]

PROSPECT MEDICAL HOLDINGS, INC., as the Company

By:	/s/ Samuel S. Lee
Name: Samuel S. Lee
Title: Chief Executive Officer

Notice Address:

10780 Santa Monica Blvd., Suite 400

Los Angeles, CA 90025

Attention:  General Counsel

Telephone:  (310) 943-4500

Telecopier:  (310) 943-4501

SUBSIDIARIES:

ALTA HOSPITALS SYSTEM, LLC, as Grantor

By:	/s/ Samuel S. Lee
Name: Samuel S. Lee
Title: Chief Executive Officer

ALTA HOLLYWOOD HOSPITALS, INC., as Grantor

By:	/s/ Samuel S. Lee
Name: Samuel S. Lee
Title: President

ALTA LOS ANGELES HOSPITALS, INC., as Grantor

By:	/s/ Samuel S. Lee
Name: Samuel S. Lee
Title: President

[Prospect Intercreditor Agreement]

GENESIS HEALTHCARE OF SOUTHERN CALIFORNIA, INC., A MEDICAL GROUP, as Grantor

By:	/s/ Samuel S. Lee
Name: Samuel S. Lee
Title: Senior Vice President

POMONA VALLEY MEDICAL GROUP, INC., as Grantor

By:	/s/ Samuel S. Lee
Name: Samuel S. Lee
Title: Vice President

PROMED HEALTH CARE ADMINISTRATORS, as Grantor

By:	/s/ Samuel S. Lee
Name: Samuel S. Lee
Title: Vice President

PROMED HEALTH SERVICES COMPANY, as Grantor

By:	/s/ Samuel S. Lee
Name: Samuel S. Lee
Title: Vice President

PROSPECT HOSPITAL ADVISORY SERVICES, INC., as Grantor

By:	/s/ Samuel S. Lee
Name: Samuel S. Lee
Title: Chief Executive Officer

[Prospect Intercreditor Agreement]

PROSPECT HEALTH SOURCE MEDICAL GROUP, INC., as Grantor

By:	/s/ Samuel S. Lee
Name: Samuel S. Lee
Title: Senior Vice President

PROSPECT MEDICAL GROUP, INC., as Grantor

By:	/s/ Samuel S. Lee
Name: Samuel S. Lee
Title: Senior Vice President

PROSPECT MEDICAL SYSTEMS, INC., as Grantor

By:	/s/ Samuel S. Lee
Name: Samuel S. Lee
Title: Chairman

PROSPECT NWOC MEDICAL GROUP, INC., as Grantor

By:	/s/ Samuel S. Lee
Name: Samuel S. Lee
Title: Senior Vice President

PROSPECT PROFESSIONAL CARE MEDICAL GROUP, INC., as Grantor

By:	/s/ Samuel S. Lee
Name: Samuel S. Lee
Title: Senior Vice President

[Prospect Intercreditor Agreement]

STARCARE MEDICAL GROUP, INC., as Grantor

By:	/s/ Samuel S. Lee
Name: Samuel S. Lee
Title: Senior Vice President

UPLAND MEDICAL GROUP, A PROFESSIONAL MEDICAL CORPORATION, as Grantor

By:	/s/ Samuel S. Lee
Name: Samuel S. Lee
Title: Vice President

Notice Address:

c/o Prospect Medical Holdings, Inc.

10780 Santa Monica Blvd., Suite 400

Los Angeles, CA 90025

Attention:  General Counsel

Telephone:  (310) 943-4500

Telecopier:  (310) 943-4501

[Prospect Intercreditor Agreement]